SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-142822	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Sixth Amendment to the Wheeling-Pittsburgh Revolving Credit Facility

Wheeling Pittsburgh Corporation (“WPC”), a wholly-owned subsidiary of Esmark Incorporated (the “Company”), entered into the Sixth Amendment and Waiver, dated as of December 18, 2007 (the “Sixth Amendment”), to the Amended and Restated Revolving Loan Agreement dated as of July 8, 2005, as amended (the “Revolving Loan Agreement”), by and among WPC, Wheeling-Pittsburgh Steel Corporation, the Lenders signatory thereto from time to time, and General Electric Capital Corporation, as administrative agent. The Sixth Amendment provides for, among other things, the extension of the termination date for the commitments of the Lenders under the Revolving Loan Agreement to January 31, 2008 from December 31, 2007.

The foregoing description of the terms of the Sixth Amendment is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Sixth Amendment and Consent, dated December 18, 2007, to the Wheeling Pittsburgh Steel Corporation Amended and Restated Revolving Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ David A. Luptak
David A. Luptak Executive Vice President, General Counsel and Secretary

Dated: December 26, 2007